ASSIGNMENT AGREEMENT
                                (Tampa, Florida)

     THIS ASSIGNMENT AGREEMENT made this 3rd day of July, 1996, by and between CareMatrix of Massachusetts, Inc. (f/k/a CareMatrix Corporation), a Delaware corporation ("Assignor"), and Chancellor of Massachusetts, Inc., a Delaware corporation ("Assignee").

                                   WITNESSETH

     WHEREAS, Assignor has entered into that certain Offer to Purchase (the "Offer"), dated March 28, 1996, relating to a certain parcel of land located in Tampa, Florida (the "Land"), a copy of which is attached hereto as Exhibit A;

     WHEREAS, Assignor intends to develop the Land for an assisted/independent living facility consisting of approximately one hundred twenty-five (125) units (the "Project");

     WHEREAS, upon the completion of construction of the Project, Assignor intends to provide operational management services for the Project; and

     WHEREAS, Assignor desires to assign its rights and obligations under the Offer to Assignee, and Assignee desires to assume such rights and obligations.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof, all of the right, title and interest of Assignor in, to and under the Offer, and Assignee hereby accepts the within assignment and assumes and agrees with Assignor, to perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of the Offer on the part of Assignor thereunder to be performed on and after the date hereof, in the same manner and with the same force and effect as if Assignee had originally executed the Offer.

     2. Assignor and Assignee agree that Assignor shall act as developer of the Project pursuant to a turnkey development agreement in form and substance reasonably satisfactory to each of Assignor and Assignee.

     3. Assignor and Assignee agree that Assignor shall, upon completion of construction of the Project, provide operational management services for the

          Project pursuant to a management agreement in form and substance reasonably satisfactory to each of Assignor and Assignee.

     4. Assignor agrees to indemnify and hold harmless Assignee from and against any and all Claims (as defined in paragraph 6 hereof) accruing or arising under the Offer on or before the date hereof

     5. Assignee agrees to indemnify and hold harmless Assignor from and against any and all Claims accruing or arising under the Offer after the date hereof.

     6. For the purposes of this Agreement, the term "Claims" means all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses (including, without limitation, reasonable legal fees and expenses).

     7. This Agreement (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall be governed by the laws of the Commonwealth of Massachusetts, and (iii) may not be modified orally, but only by a writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                    ASSIGNOR

                                    CAREMATRIX OF
                                      MASSACHUSETTS, INC.

                                    By:  /s/ James M. Clary
                                       ----------------------------------
                                       Name: James M. Clary
                                       Title:

                                    ASSIGNEE:

                                    CHANCELLOR OF
                                      MASSACHUSETTS INC.

                                    By:  /s/ James M. Clary
                                       ----------------------------------
                                       Name: James M. Clary
                                       Title:

                                                                       Exhibit A

                                     [LOGO]
                                   CAREMATRIX

                                                         March 28, 1996

37th Street Property Partnership
CIO James T. Burt, Sr., President
JAMES BURT, INC.
238 East Davis Boulevard
Tampa, Florida 33606

Re:  OFFER TO PURCHASE PROPERTY LOCATED AT
     13800 37th Street, Tampa, Florida

Dear Mr. Burt:

This letter constitutes an offer (the "Offer") by CareMatrix Corporation, a Delaware corporation, or its nominee (the "Buyer") to purchase from 37th Street Property Partnership (the "Seller") the property (defined below) on the terms and conditions contained in this letter.

1. The Buyer will acquire all of the Seller's interest in the following described property (the "Property"): That property designated on the attached description sketch (consisting of 2 sheets), containing approximately 6.0 acres, together with all easements, licenses, permits or approvals, entitlements, privileges, rights of egress and ingress and all other appurtenances relating to such land, all more particularly described on Exhibit "A" hereto. (Subject to notes on Sheets 1 and 2 of Exhibit "A".)

2. The purchase price for the Property will be $1,650,000 to be paid as follows:

     (a) $25,000 (the "Initial Deposit") will be paid (and held in escrow in accordance with the terms of this letter by the Escrow Agent named below) upon delivery of a fully executed copy of this Offer to the Buyer;

     (b) $25,000 (the "Additional Deposit") will be paid (and also held in escrow by the Escrow Agent in accordance with the terms of this letter) upon delivery to the Buyer of a fully executed copy of the Purchase Agreement (defined below); and

     (c) At the Closing (defined below), the Buyer will pay the balance of the Purchase Price.

                           THE CAREMATRIX GROUP, INC.
    197 First Avenue, Needham, Massachusetts 02194 Telephone:  617-433-1000

Mr. James T. Burt, Sr.
March 28,1997
Page 2

3. A. The closing (the "Closing") for the Buyer's acquisition of the Property will be on November 30, 1996, at the office of the Escrow Agent or such other location as is mutually agreeable to the Buyer and Seller.

     B. The Buyer shall have the option to extend the date of the Closing beyond November 30, 1996, and as late as February 28, 1997, by giving to the Seller one or more written extension notices at least ten (10) days prior to the then scheduled date Of Closing. Each such extension notice shall be accompanied by a payment to the Seller in the amount of $2,500 for each thirty (30) day period (or fraction thereof) included within the extension set forth in such notice. All such extension payments shall be non-refundable if the Closing does not occur (except in the event of the Seller's default) and shall be credited in full against the Purchase Price if the Closing does occur, time being of the essence for each and every date set forth in Section 3.

     C. A statutory warranty Deed conveying good and clear record and marketable title to the property (including, without limitation, free of all liens for past due but unpaid real estate or personal property taxes or other municipal charges), shall be delivered by the Seller to the Buyer at Closing.

4. This Offer will remain open until 5:00 p.m. EST on March 29, 1996, on or before which time the Seller shall accept this Offer and return a fully executed copy to the Buyer, otherwise this Offer shall be null and void.

5. The Buyer and the Seller will use their best efforts to prepare and execute a more comprehensive Purchase and Sale Agreement (the "Purchase Agreement") to carry out the terms of this Offer on or before 5:00 p.m. EST on June
     15, 1996 (the "Commitment Date"). The Purchase Price will incorporate the terms of this Offer and will contain such other agreements, representations, warranties or conditions as are customary in transactions of the nature contemplated by this Offer. If and when the Purchase Agreement is executed, the Purchase Agreement will constitute the entire agreement between the Buyer and the Seller. If the Purchase Agreement is not executed by the Commitment Date, then at the Buyer's election, the Initial Deposit shall be immediately refunded to the Buyer and this Offer shall be null and void.

A. Following the execution Of this Offer by the Seller, the Buyer and the Buyer's agents, representatives, lender(s), architect(s), engineer(s) and employees shall have access to the property at any time during normal business hours and from time to time in order

Mr. James T. Burt, Sr.
March 28,1997
Page 3

     to perform such financial analyses, topographical and engineering surveys, environmental site assessments and other tests, surveys and studies of the Property, as the Buyer or the Buyer's lender may deem necessary or appropriate.

     B. Further, within five (5) days after the Seller's acceptance of this Offer, the Seller will furnish to the Buyer, for the Buyer's review, complete and accurate copies of all information, records and documentation concerning the ownership and condition of the Property in the possession of the Seller or the Seller's representatives, as the Buyer may reasonably request, including, without limitation (but only for informational purposes and without warranties or representations of any kind regarding accuracy), plans and surveys, as-built plans and specifications for the building(s) on the Property, soil tests, service contracts, governmental permits and approvals, legal opinions regarding zoning or environmental matters affecting the Property, engineering reports, environmental site assessments, and title policies or abstracts. The Buyer will hold in strict confidence all documents, data and information obtained from the Seller, and if the Closing does not occur, will return the same to the Seller.

     C. If the Buyer, in its sole discretion, is dissatisfied with the results of any such tests or inspections, or with the content of any of the documents, data or information obtained from the Seller, then the Buyer may terminate this Offer (or the Purchase Agreement, if signed) by written notice to the Seller on or before 5:00 p.m. EST on the Commitment Date. upon such termination, the Initial Deposit (and the Additional Deposit, if previously paid) shall be immediately returned to the Buyer, and neither party shall have any further obligations or liabilities under this Offer (or Purchase Agreement, if signed). If the Buyer has not sent such written notice to the Seller on or before 5:00 p.m. EST on the Commitment Date, then the Buyer's right to terminate pursuant to this Paragraph 6.C shall have been waived in all respects.

6. This Offer (and the Purchase Agreement, if signed) will be subject to the following additional condition to the Buyer's obligation to acquire the
     Property:

     Prior to the Closing, the Buyer shall review and be satisfied with all zoning, land use and environmental laws, codes, ordinances and regulations affecting the Property and shall have obtained all zoning, subdivision and environmental permits and approvals and any other applicable permit or approval including building and related permits sufficient to allow the purchaser to immediately commence construction upon title transfer as may be necessary for the Buyer's proposed development of a proposed senior housing development

Mr. James T. Burt, Sr.
March 28,1997
Page 4

     consisting of 125 independent and/or assisted living units on the Property, including, without limitation, the expiration of any applicable appeal period(s) without an appeal having been filed; and

     If the foregoing condition is not satisfied prior to the Closing, the Buyer may elect not to purchase the Property. In such case the Initial Deposit (and the Additional Deposit, if previously paid) shall be refunded to the Buyer, and neither party shall thereafter have any further obligations or liabilities under this Offer (or the Purchase Agreement, if signed).

7. In the event of a default by the Buyer under this Offer or under the Purchase Agreement, any and all sums paid by the Buyer as the Initial Deposit or the Additional Deposit to the date of such default shall be retained by the Seller as liquidated damages and shall constitute the Seller's sole and exclusive remedy with regard to any such default, either at law or in equity.

8. From and after the date on which this Offer is signed and accepted by the Seller, and until the obligations of the Buyer and the Seller under this Offer have terminated, the Seller shall not offer or negotiate another sale of all or any part of the Property to any third party. Further, the Seller shall not enter into any new rental, management, maintenance or other agreement affecting the Property without the prior written consent of the Buyer and shall operate and maintain the Property in a professional manner.

9. The Escrow Agent ("Escrow Agent") will be Gunster, Yoakley & Stewart P.A. located in West Palm Beach, Florida. In the event of any dispute regarding either or both of the Initial or the Additional Deposit (collectively, the "Deposits"), the Escrow Agent shall have the right to turn the Deposits over to any party mutually agreeable to the Buyer and the Seller (who shall hold the same subject to the terms hereof) or, if the Buyer and the Seller are unable to agree upon such party, pay the Deposits into a federal or state court and, upon doing either, will have no further liability regarding its role as Escrow Agent. All Deposits made hereunder shall be held in an interest bearing account and any interest which accrues on the Deposits shall be shared equally between the Buyer and the Seller in the event the Closing occurs and otherwise shall follow the Deposits. The Seller acknowledges that the Escrow Agent is counsel for the Buyer, and may continue to act as such counsel notwithstanding any dispute or litigation arising with respect to its duties as Escrow Agent hereunder.

10. Each of the Buyer and the Seller hereby warrants and represents to the other that such party has not dealt with any broker in connection with this transaction, except James Burt, Inc. Further,

Mr. James T. Burt, Sr.
March 28,1997
Page 5

     each of the Buyer and the Seller agrees to indemnify and hold harmless the other from any loss, cost or expense which such non-indemnifying party may incur as a result of any inaccuracy in the other party's warranties and representations as set forth in the prior sentence. All brokerage fees due in connection with this transaction will be paid by the Seller at the time of delivery and recording of the deed.

11.  The costs of this transaction shall be shared as follows;

     A.   The Seller shall pay all costs and fees associated with:

     (i) all documentary transfer taxes and recording costs associated with this transaction; and

     (ii) fees and other expenses charged by the Seller's attorney.

     B.   The Buyer shall pay all costs and fees associated with:

     (i)  fees and other expenses charged by the Buyer's attorney;

     (ii) a current survey for the Property meeting ALTA requirements;

     (iii) a current environmental site assessment for the Property; and

     (iv) the ALTA Owner's Title Insurance Policy insuring the Buyer's title to the Property.

     C. Any items of cost or expense not specifically allocated above shall be paid by the party to the transaction who customarily bears such cost or expense within the jurisdiction where the Property is located.

12. A. The person executing this Offer as the Seller or on behalf of the Seller warrants and represents to the Buyer that the undersigned has full power and authority to execute and deliver this Offer and the Purchase Agreement and to perform the obligations of the Seller.

     B. The person executing this Offer as the Buyer or on behalf of the Buyer warrants and represents to the Seller that the undersigned has full power and authority to execute and deliver this Offer and the Purchase Agreement and to perform the obligations of the Buyer.

                                       BUYER:

                                       CAREMATRIX CORPORATION

                                       By: /s/ Michael Gosman
                                          ----------------------------
                                                Name: Michael Gosman
                                                Title: Ex. Vice President

Mr. James T. Burt, Sr.
March 28,1997
Page 6

The above Offer is hereby accepted in all respects.

Date: March 29, 1996                         SELLER:

                                             By: /s/ James T. Burt
                                                --------------------------
                                                  Name: James T. Burt
                                                  Title: Trustee

cc:  Andrew D. Gosman
     James M. Clary, Ill, Esq.
     George E. Mueller, Jr.

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                               DESCRIPTION SKETCH
                             (NOT A BOUNDARY SURVEY)
                            (SHEET No. 1 OF 2 SHEETS)

     DESCRIPTION: Part of the Northeast 1/4 of the Southeast 1/4 of Section 5, Township 28 South, Range 19 East, Hillsborough County, Florida, and being more particularly described as follows:

     From the Southwest corner of the Northeast 1/4 of the Southeast 1/4 of
     Section 5, Township 28 South, Range 19 East, Hillsborough County, Florida, run thence N. 00 (degrees) 39' 20" W, 1000.00 feet along the West boundary of the said Northeast 1/4 of the Southeast 1/4,-thence S. 89 (degrees) 58'J9" E., 659.31 feet along a line 1,000 feet North of and parallel with the South boundary of the said Northeast 1/4 of the Southeast 1/4 to the POINT OF BEGINNING; thence continue S. 89 (degrees) 58' 39" E., 674.60 feet along a line 1,000 feet North of and parallel with the South boundary of the said Northeast 1/4 of the Southeast 1/4 to the Westerly right-of-way line of 37th Street, thence S. 00 (degrees) 03' 55" W., 542.28 feet (being
     25.00 feet West of and parallel with the East boundary of the Northeast 1/4 of the Southeast 1/4 of said Section 5) along said Westerly right-of-way; thence N. 89 (degrees) 58' 39" W., 527.09 feet, thence N. 39 (degrees) 55' 59" W., 440.45 feet, thence N. 46 (degrees) 31' 38" E., 50.00 feet; thence
     N. 24 (degrees) 58' 52" E., 97.08 feet; thence N. 35 (degrees) 27' 20" E.,
     100.92 feet to the POINT OF BEGINNING.

     Containing 8.659 acres, more or less.

     Note. Legal description to be revised to reflect reduction in the "Property" size to approximately 6.0 acres.

    NOTE:  See Sheet No. 2 for Sketch.

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                      [SURVEYOR'S CERTIFICATE/LETTERHEAD OF
                            HEIDT & ASSOCIATES, INC.
                                CIVIL ENGINEERING
                                 LAND SURVEYING]

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

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                               DESCRIPTION SKETCH
                             (NOT A BOUNDARY SURVEY)
                            (SHEET No. 2 OF 2 SHEETS)

                    [The printed material contained a drawing
                representing a description sketch of a property]

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                      [SURVEYOR'S CERTIFICATE/LETTERHEAD OF
                            HEIDT & ASSOCIATES, INC.
                                CIVIL ENGINEERING
                                 LAND SURVEYING]

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